                                                                    Exhibit 4.11

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                   COMMON STOCK REGISTRATION RIGHTS AGREEMENT

                            Dated as of March 5, 1998

                                      Among

                                  WAM!NET INC.,

                                 WORLDCOM INC.,

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

                     CREDIT SUISSE FIRST BOSTON CORPORATION

                                       AND

                       FIRST CHICAGO CAPITAL MARKETS, INC.


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Section 1. Definitions........................................................1

Section 2. Registration Rights................................................7
2.1        Demand Registration................................................7
2.2        Piggy-Back Registration...........................................10
2.3        Rule 144 and Rule 144A............................................12

Section 3. Transfers by WorldCom.............................................12
3.1        Generally.........................................................12
3.2        Tag-Along Rights..................................................12
3.3        Drag-Along Rights.................................................14

Section 4. Registration Procedures...........................................14

Section 5. Indemnification and Contribution..................................19

Section 6. Miscellaneous.....................................................22
6.1        No Inconsistent Agreements........................................22
6.2        Amendments and Waivers............................................22
6.3        Notices...........................................................23
6.4        Successors and Assigns............................................23
6.5        Counterparts......................................................23
6.6        Headings..........................................................23
6.7        Governing Law; Jurisdiction.......................................24
6.8        Severability......................................................24
6.9        Entire Agreement..................................................24
6.10       Attorneys' Fees...................................................24
6.11       Securities Held by the Company or Its Affiliates..................24
6.12       Remedies..........................................................24


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                   COMMON STOCK REGISTRATION RIGHTS AGREEMENT


     THIS COMMON STOCK WARRANT REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of March 5, 1998, among WAM!NET Inc., a Minnesota corporation (the "Company"), WorldCom Inc., a Georgia corporation ("WorldCom"), Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Credit Suisse First Boston Corporation and First Chicago Capital Markets, Inc. (together with Merrill Lynch, the "Initial Purchasers").

     This Agreement is made pursuant to the Purchase Agreement, dated as of February 26, 1998, among the Company and the Initial Purchasers (the "Purchase Agreement"), relating to, among other things, the sale by the Company to the Initial Purchasers of an aggregate of 208,530 units ("Units"), each Unit consisting of $1,000 principal amount at maturity of 13 1/4% Senior Discount Notes due 2005 ("Notes") and three warrants ("Warrants"), each initially exercisable for 2.01 shares of Common Stock, par value $.01 per share, of the Company at an initial exercise price of $.01 per share. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and the Holders (as defined herein), among other things, the registration rights for the Warrant Shares (as defined herein) set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers under the Purchase Agreement.

     In consideration of the foregoing, the parties hereto agree as follows:

     Section 1. DEFINITIONS. As used in this Agreement, the following defined terms shall have the following meanings:

     "ADVICE" has the meaning ascribed to such term in the last paragraph of
Section 4(o) hereof.

     "AFFILIATE" of any specified Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative of the foregoing. None of the Initial Purchasers or any of their Affiliates shall be deemed to be an Affiliate of the Company or of any of its subsidiaries or Affiliates.

     "BUSINESS DAY" shall mean any day on which (i) banks in New York City, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which any other securities underlying the Warrants are listed or admitted to trading are open for business.

     "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the date hereof or issued after the date hereof, and any and all rights, warrants or options or other securities exchangeable or exercisable for or convertible into such capital stock.

     "COMMON STOCK" shall mean the Common Stock, par value $.01 per share, of the Company and any options, warrants or securities convertible into or exchangeable or exercisable for such common stock.

     "COMPANY" shall have the meaning ascribed to that term in the preamble of this Agreement and shall also include the Company's successors.

     "CURRENT MARKET VALUE" per share of Common Stock or any other security at any date of determination means (i) if the security is not traded on a national or regional securities exchange, The Nasdaq Stock Market or in a recognized over-the-counter market (a "Quoted Security"), (a) the fair market value of the security, as determined in good faith by the Board of Directors of the Company and certified in a board resolution delivered to the Warrant Agent, which shall be based on the most recently competed arms-length transaction between the Company and a person other than an Affiliate of the Company, the closing of which shall have occurred within the six-month period preceding such determination, or (b) if no such transaction shall have occurred within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value solely for determining the cash value of fractional shares, the last determination of Current Market Value pursuant to this clause (i), if made within the preceding six months, may be utilized), which determination shall be set forth in an officers' certificate delivered to the Warrant Agent, or (ii) (a) if the security is a Quoted Security, the average of the daily closing sales prices of such security for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been a Quoted Security for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available. The closing sales price of a security for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national or regional securities exchange or on The Nasdaq Stock Market, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or (B) in the case of a security not then listed or admitted to trading on any national or regional securities exchange or The Nasdaq Stock Market, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, or in the case of a security as to which no such reported bid and asked prices are available on such day, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the

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most recent day (not more than two days prior to the date in question) for which prices have been so reported; provided, however, that if there are no bid and asked prices reported for such security during such two-day period, Current Market Value shall be determined as if the security were not a Quoted Security.

     "DEMAND REGISTRATION" shall have the meaning ascribed to that term in
Section 2.1(a).

     "DTC" has the meaning ascribed to such term in Section 4(i) hereof.

     "EFFECTIVENESS PERIOD" shall have the meaning ascribed to that term in
Section 2.1(a).

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "EXERCISE EVENT" has the meaning set forth in the Warrant Agreement.

     "FAIR MARKET VALUE", in respect of any security, shall mean the private market value of such security as determined (without any discount for lack of liquidity, the amount of such securities proposed to be sold or the fact that such securities held by any Holder of such security may represent a minority interest in a private company) by a nationally or regionally recognized investment banking firm selected by the Company for the determination of such value.

     "HOLDER" shall mean any Person in whose name a Warrant or Warrant Share is registered on the books of the Company or any transfer agent or registrar for the Warrants or Warrant Shares.

     "INCLUDED SECURITIES" shall mean all Registrable Securities that the Company has been timely requested to include in a Demand Registration pursuant to Section 2.1 or a Piggyback Registration pursuant to Section 2.2.

     "INITIAL PUBLIC EQUITY OFFERING" shall mean an initial public offering of equity securities of the Company (whether or not underwritten and whether or not pursuant to a primary or secondary offering but excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) pursuant to an effective registration statement under the Securities Act.

     "INITIAL PURCHASERS" has the meaning ascribed to such term in the preamble hereof.

     "INDENTURE" means the Indenture, of even date herewith, between the Company and First Trust National Association, as Trustee, pursuant to which the Notes were issued.

     "INSPECTORS" has the meaning ascribed to such term in Section 4(m) hereof.


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     "MERRILL LYNCH" shall have the meaning ascribed to that term in the preamble hereto, and any successor.

     "NOTES" shall have the meaning ascribed to that term in the preamble hereto.

     "PARTICIPATING HOLDERS" shall have the meaning ascribed to that term in
Section 3.2(a).

     "PERSON" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

     "PIGGY-BACK REGISTRATION" shall have the meaning ascribed to that term in
Section 2.2(a) hereof.

     "PROPOSED PURCHASER" shall have the meaning ascribed to that term in
Section 3.2(a) hereof.

     "PROSPECTUS" shall mean the prospectus included in any Registration Statement (including, without limitation, any preliminary prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     "PURCHASE AGREEMENT" shall have the meaning ascribed to that term in the preamble hereof.

     "REGISTRABLE SECURITIES" shall mean (i) Warrant Shares that are issuable upon exercise of Warrants, (ii) Warrant Shares that have been issued upon exercise of Warrants, (iii) any securities issued or delivered to the Holders of Warrants pursuant to Section 5.03 of the Warrant Agreement (in connection with a pro rata dividend or distribution made by the Company to holders of its Common Stock) and (iv) any securities issued or issuable upon exercise of the Warrants as a result of a "Fundamental Transaction" pursuant to Section 5.01(d) of the Warrant Agreement. As to any particular Registrable Security of a Holder, such security shall cease to be a Registrable Security when (i) a Registration Statement with respect to the offering of such security by the Holder thereof shall have been declared effective under the Securities Act and such security shall have been disposed of by such Holder pursuant to such Registration Statement, (ii) such security shall have been sold to the public pursuant to, or is eligible for sale to the public without volume or manner of sale restrictions under, Rule 144(k) (or any similar provision then in force, but not Rule 144(A)) promulgated under the Securities Act, (iii) such security shall have been otherwise transferred and a new certificate for the successor security not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such security shall not require registration or qualification under the Securities Act or any


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similar state law then in force or (iv) such security shall have ceased to be outstanding. Registrable Securities shall not include any Warrant Shares that are issued pursuant to an effective registration statement filed in accordance with Section 4.02 of the Warrant Agreement.

     "REGISTRATION EXPENSES" shall mean all expenses incident to the Company's performance of or compliance with Section 2 and Section 4 of this Agreement, including, without limitation, all SEC and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees and expenses, fees and expenses of compliance with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company and all independent certified public accountants, the fees and disbursements of underwriters customarily paid by issuers in underwritten offerings (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of Registrable Securities by Holders of such Registrable Securities) and other reasonable out-of-pocket expenses incurred by Holders of Registrable Securities in connection with the registration of such securities pursuant to this Agreement (it being understood that Registration Expenses shall not include, as to the fees and expenses of counsel, the fees and expenses of more than one counsel for all Holders).

     "REGISTRATION STATEMENT" shall mean any appropriate registration statement of the Company filed with the SEC pursuant to the Securities Act which covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "REQUISITE SECURITIES" shall mean a number of Registrable Securities equal to not less than 50% of the Warrant Shares subject to the originally issued Warrants; provided, however, that with respect to any action to be taken at the request of the Holders of the Registrable Securities prior to such time as the Warrants have expired pursuant to the terms thereof, each Warrant outstanding shall be deemed to represent that number of Registrable Securities for which such Warrant would be then exercisable (without giving effect to the Cashless Exercise (as defined in the Warrant Agreement)).

     "RULE 144" shall mean Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

     "RULE 144A" shall mean Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.


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

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

     "SELLING HOLDER" shall mean a Holder who is selling Registrable Securities in accordance with the provisions of Section 2.1 or 2.2.

     "SUBJECT EQUITY" means all outstanding Warrants and Warrant Shares.

     "SUSPENSION PERIOD" shall have the meaning ascribed to that term in Section 2.1(a).

     "TAG-ALONG NOTICE" shall have the meaning ascribed to that term in Section 3.2(a).

     "TAG-ALONG RIGHT" shall have the meaning ascribed to that term in Section 3.2(a).

     "TRANSFER" shall have the meaning ascribed to the term in Section 3.2(a).

     "TRANSFER NOTICE" shall have the meaning ascribed to that term in Section 3.2(a).

     "TRIGGERING DATE" shall mean the date of the consummation of a bona fide underwritten public offering of Common Stock as a result of which at least 20% of the outstanding shares of Common Stock are listed on a United States national securities exchange or the National Market tier of The Nasdaq Stock Market.

     "VOTING STOCK" means, with respect to any Person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such Person.

     "WARRANT CHANGE OF CONTROL" shall mean the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding WorldCom and its Affiliates, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has or acquires the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the Company or has, directly or indirectly, the right to elect or designate a majority of the Board of Directors; or (b) the Company consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock of the surviving or transferee corporation or its parent corporation, (ii) the "beneficial owners" (as defined in Rules 13d-3 and


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13d-5 under the Exchange Act, except that a Person shall be deemed to have
"beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of the Voting Stock of the Company immediately before such transaction own, directly or indirectly, immediately after such transaction, at least a majority of the voting power of all Voting Stock of the surviving or transferee corporation or its parent corporation immediately after such transaction, as applicable, and (iii) no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding WorldCom and its Affiliates, is the "beneficial owner" directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable, or has, directly or indirectly, the right to elect or designate a majority of the board of directors of the surviving or transferee corporation or its parent corporation, as applicable. The good faith determination by the Board of Directors of the Company, based upon advice of outside counsel, of the beneficial ownership of securities of the Company within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act shall be conclusive, absent contrary controlling judicial precedent or contrary written interpretation published by the SEC.

     "WARRANT AGENT" means First Trust National Association and any successor Warrant Agent for the Warrants appointed pursuant to the Warrant Agreement.

     "WARRANT AGREEMENT" means the Warrant Agreement dated as of March 5, 1998 between the Company and the Warrant Agent, as amended or supplemented from time to time in accordance with the terms thereof.

     "WARRANTS" means, at any time, all warrants of the Company issued pursuant to the Warrant Agreement then outstanding.

     "WARRANT SHARES" means (i) shares of Common Stock or other securities deliverable upon exercise of unexercised Warrants (including without limitation securities deliverable as a result of a Fundamental Transaction (as such term is defined in the Warrant Agreement)), (ii) shares of Common Stock delivered upon exercise of Warrants, including any successor shares of Common Stock, and (iii) shares of Common Stock and any other securities issued or delivered to the Holders of Warrants pursuant to Section 5.03 of the Warrant Agreement in connection with a pro rata distribution made by the Company to its holders of Common Stock.

     Section 2. REGISTRATION RIGHTS.

     2.1 DEMAND REGISTRATION. (a) REQUEST FOR REGISTRATION. At any time and from time to time after the occurrence of an Exercise Event, Holders owning, individually or in the aggregate, at least the Requisite Securities may require the Company to effect one registration (a "DEMAND REGISTRATION") under the Securities Act of Registrable Securities. Any such demand shall specify the number and type of Registrable Securities proposed to be sold and shall also specify the intended method of disposition thereof. The Company shall give written notice of such


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registration request within 10 days after the receipt thereof to all other
Holders of Registrable Securities. Within 30 days after receipt of such notice by any such Holder, such Holder may request in writing that its Registrable Securities be included in such registration and the Company shall include in the Demand Registration the Registrable Securities of any such Holder requested to be so included. Each such request by such other selling Holders shall specify the number and type of Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon a demand, the Company will prepare, file and cause to become effective within 150 days of such demand a Registration Statement in respect of all Included Securities and keep such Registration Statement continuously effective for the shorter of (a) 180 days or (b) such period of time as all of the Included Securities shall have been sold thereunder (the "EFFECTIVENESS PERIOD"); PROVIDED, HOWEVER, that if such demand occurs during the "lock up" or "black out" period (not to exceed 180 days) imposed on the Company pursuant to or in connection with any underwriting or purchase agreement relating to an underwritten Rule 144A or registered public offering of securities of the Company of the same class or series as any of the Registrable Securities or securities convertible into or exchangeable or exercisable for any such securities, the Company shall not be required to so notify Holders of Registrable Securities and file such demand registration statement prior to the end of such "lock up" or "black out" period, in which event the Company will use its best efforts to cause such Demand Registration to become effective no later than the later of (i) 120 days after such demand or (ii) 30 days after the end of such "lock up" or "black out" period; PROVIDED, FURTHER, that the Company may postpone the filing of, or suspend the effectiveness of, any registration statement or amendment thereto, suspend the use of any Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference (other than an effective registration statement being used for an underwritten offering) in the event that, and for a period (a "SUSPENSION PERIOD") not to exceed an aggregate of 60 days with respect to the Demand Registration if, (i) an event or circumstance occurs and is continuing as a result of which the Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) the Company determines in its good faith judgment that (A), the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) such disclosure relates to a business transaction which has not yet been publicly disclosed, and disclosure at that time would jeopardize the success of such transaction (subject, in each case, to such disclosure not being otherwise required under applicable Federal securities laws or any listing agreement with The Nasdaq Stock Market or any stock exchange on which securities of the Company are then listed or quoted); PROVIDED, FURTHER that the Effectiveness Period shall be extended by the number of days in any Suspension Period. In the event of any "lock up" or "black out" period in any underwriting or purchase agreement, the Company will so notify the Holders of Registrable Securities. The Company shall not be entitled to more than one Suspension Period in any twelve month period. Notwithstanding the foregoing, in lieu of filing and causing to become effective a Demand Registration, the Company may satisfy it obligation with respect to such Demand Registration by making (or having its designee make),


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

an offer to purchase all Subject Equity at a price at least equal to Current Market Value (without giving effect to clause (i)(a) of the definition of such term) less any applicable Exercise Price and consummating (or having its designee consummate), prior to the time a Demand Registration would have otherwise been required to be made effective, the purchase of Subject Equity as to which Holders accept such offer.

     (b) EFFECTIVE REGISTRATION. A Registration Statement will not be deemed to have been effected as a Demand Registration unless it has been declared effective by the SEC and the Company has complied in all material respects with all of its obligations under this Agreement with respect thereto. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected pursuant to the preceding sentence or (ii) a Demand Registration does not remain effective for the Effectiveness Period, then the Company shall be continue to be obligated to effect a Demand Registration pursuant to this
Section 2.1. A Holder of Included Securities shall be permitted to withdraw all or any part of its Included Securities from a Demand Registration at any time prior to the effective date of such Demand Registration. If the Company is required to effect a Demand Registration and subsequently a sufficient amount of the Included Securities is withdrawn from the Demand Registration so that such Demand Registration does not cover at least the amount of Requisite Securities, then the Company may, upon notice to the Holders of all Included Securities that have not withdrawn such securities from such Demand Registration, terminate such Demand Registration; provided, however, that such terminated registration will not count as a Demand Registration and the Company shall continue to be obligated to effect a Demand Registration pursuant to this Section 2.1. Notwithstanding the foregoing, if the Company effects a Suspension Period following a demand and prior to the effectiveness of a Demand Registration, the Holders of Included Securities in an amount equal to the Requisite Shares may withdraw such demand, in which case the Demand Registration shall be terminated and the Company shall continue to be obligated to effect a Demand Registration pursuant to this Section 2.1 following another demand made in accordance with this Section 2.1.

     (c) UNDERWRITTEN REGISTRATIONS. If Holders of Included Securities comprising an amount equal to the Requisite Shares request that the Demand Registration be effected as an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by such Holders, subject to such investment banker(s) and manager(s) being reasonably acceptable to the Company.

     No Holder of Included Securities may participate in an underwritten Demand Registration unless such Holder (a) agrees to (i) sell such Holder's Included Securities in compliance with underwriting arrangements approved by the Holders of not less than a majority of the Included Securities and (ii) comply with Regulation M under the Exchange Act and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

     (d) EXPENSES. The Company will pay all Registration Expenses in connection with any Demand Registration. Each Holder of Included Securities shall pay all underwriting


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

discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Included Securities pursuant to a Demand Registration.

     (e) PRIORITY IN DEMAND REGISTRATION. If a Demand Registration involves an underwritten offering and the lead managing underwriter of such offering advises the Holders of Included Securities and the Company in writing that in its view the total number of securities which the selling Holders, the Company and any other Persons that have the contractual right to participate in such registration intend to include in such offering exceeds the number which can be sold in such offering without materially and adversely affecting the success of the offering (including the initial offering price at which such securities can be sold), then there shall be included in such registration only the amount and type of securities that the lead managing underwriter advises should be included in such registration. In such event, securities shall be included in such registration in the following order of priority: (i) first, the Included Securities (if necessary, such Included Securities to be cut back pro rata based on the amount of Registrable Securities sought to be registered by each Holder participating in the Demand Registration) and (ii) second, provided that no Included Securities have been cut back from such registration, securities to be sold for the account of the Company and the securities of other Persons entitled to register such securities on the Demand Registration pursuant to contractual commitments of the Company in the order of priority determined in accordance with agreements between the Company and such other Persons, if any.

     2.2 PIGGY-BACK REGISTRATION.

     (a) GENERAL. If at any time following an Exercise Event the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its security holders of any class of its common equity securities (other than (i) a registration statement on Form S-4 or S-8, (ii) a registration statement filed in connection with an offer of securities solely to the Company's existing security holders, or (iii) a Demand Registration) (a "PIGGY-BACK REGISTRATION"), then the Company shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 15 days before the anticipated filing date of such Registration Statement with the SEC). Such notice shall offer each Holder of Registrable Securities the opportunity to register in such Piggyback Registration such amount of Registrable Securities as such Holder may request in writing within 15 days after receipt of such written notice from the Company. Any request by a Holder of Registrable Securities to participate in a PiggyBack Registration shall specify the amount and type of Registrable Securities intended to be disposed of by such selling Holder and the intended method of distribution thereof; provided, however, that if the Piggyback Registration is an underwritten offering, then all selling Holders must agree to participate in such underwritten offering on the same terms as the Company and/or any other selling securityholders. Any selling Holder may withdraw all or any part of its Included Securities from a Piggy-Back Registration by giving written notice to the Company to such effect prior to the date the Piggy-Back Registration becomes effective. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective; provided, that the

Company shall give prompt written notice thereof to each Holder of Included Securities. The Company will pay all Registration Expenses in connection with each registration of Included Securities requested pursuant to this Section 2.2(a), and each Holder of Included Securities shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder's Included Securities.

     The Company shall cause any Registration Statement filed pursuant to this
Section 2.2(a) which includes any Included Shares to be continuously effective for at least the shorter of (a) 180 days or (b) such period of time as all of the Included Securities shall have been sold thereunder, subject to the right of the Company to effect a Suspension Period with respect to such Registration Statement on the same terms and conditions as are applicable to a Demand Registration as set forth in Section 2.1(a).

     No Piggy-Back Registration shall relieve the Company of its obligation to effect a Demand Registration upon the request of Holders of Registrable Securities pursuant to Section 2.1 hereof.

     Notwithstanding any language to the contrary contained herein, an Initial Public Equity Offering shall not constitute a Piggy-Back Registration.

     (b) PRIORITY IN PIGGY-BACK REGISTRATION. If a Piggy-Back Registration involves an underwritten offering and the lead managing underwriter of such offering advises the Company and the Holders of Included Securities in writing that in its view the total number of securities which the Company, the selling Holders and any other Persons entitled to participate in such registration intend to include in such offering exceeds the number which can be sold in such offering without adversely affecting the success of such offering (including the initial offering price at which such securities can be sold), then the Company will be required to include in such registration only the amount and type of securities which it is so advised should be included in such registration. In such event: (x) in the case of a registration initiated by the Company involving the sale of securities for its own account (and not pursuant to a contractual "demand" registration right granted to any Person), securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Company proposes to register, (ii) second, provided that no securities sought to be included by the Company have been excluded from such registration, the securities which have been requested to be included in such registration by the Holders of Included Securities (if necessary, such Included Securities to be cut back pro rata based on the amount of Registrable Securities sought to be registered by each Holder participating in the Piggy-Back Registration) and (iii) third, provided that no securities sought to be included by the Company or Included Securities have been excluded from such registration, the securities of other Persons entitled to exercise "piggy-back" registration rights pursuant to contractual commitments of the Company (such securities to be cut back in accordance with the contractual arrangements made by the Company with such Persons); and (y) in the case of a registration initiated by the Company pursuant to a contractual "demand" registration right of any Person(s) (other than a Demand Registration), securities shall be registered in such offering in the following order of priority: (i) first, securities to be sold for the account of the Company and the securities of the Person(s) whose exercise of a contractual "demand" registration right is the basis for the Piggy-Back Registration (if necessary, such securities to be cut back on the basis of the contractual arrangements made by the Company with such Person(s)),
(ii) second, provided that no securities of the Company or such Person(s) referred to in the immediately preceding clause (i) have been excluded from such registration, the securities requested to be included in such registration by the Holders of Included Securities pursuant to this Agreement (if necessary, such Included Securities to be cut back pro rata based on the amount of Registrable Securities sought to be registered by each Holder participating in the Piggy-Back Registration) and (iii) third, provided that no securities of the Company or the Person(s) referred to in clause (y)(i) of this Section 2.2(b) or Included Securities have been excluded from such registration, securities of other Persons entitled to exercise "piggyback" registration rights pursuant to contractual commitments of the Company (such securities to be cut back in accordance with the contractual arrangements made by the Company with such Persons).

     2.3 RULE 144 AND RULE 144A. The Company covenants that, after such time as it becomes subject to the periodic reporting requirements of the Exchange Act, it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder or beneficial owner of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Company further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will in a timely manner deliver to such Holder a written statement as to whether it has complied with such information requirements.

     Section 3. TRANSFERS BY WORLDCOM.

     3.1 GENERALLY. All (i) Subject Equity held by any Holder and (ii) any shares of Capital Stock held by WorldCom or any of its Affiliates, at any time and from time to time outstanding, shall be held subject to the conditions and restrictions set forth in this Section 3. Each Holder of Subject Equity, by accepting a certificate or certificates for, or other indicia of ownership of, Subject Equity agrees to such conditions and restrictions.

     3.2 TAG-ALONG RIGHTS. (a) Prior to the Triggering Date, each Holder of Subject Equity shall have the right (the "TAG-ALONG RIGHT"), but not the obligation, to require the Proposed Purchaser to purchase from it all Subject Equity owned by such Holder in the event of any proposed direct or indirect sale or other disposition (collectively, a "TRANSFER") of Capital Stock of the Company to any Person or Persons (such other Person or Persons being referred to herein as the "PROPOSED PURCHASER") by WorldCom and/or any of its Affiliates in any transaction or series of related transactions resulting in a Warrant Change of Control (a "TAG-ALONG TRANSFER"). WorldCom shall notify, or cause to be notified, each Holder of Subject Equity in writing (a "TRANSFER NOTICE") of any proposed Tag-Along Transfer at least 30 days prior to the effective date thereof. Such notice shall set forth: (a) the name and address of the Proposed Purchaser, (b) the number and type of shares of Capital Stock of the Company proposed to be transferred to the Proposed Purchaser, (c) the proposed amount of consideration and terms and conditions of payment offered by the Proposed Purchaser (if the proposed consideration does not consist entirely or cash, the Transfer Notice shall describe the form and terms of the non-cash consideration), (d) the anticipated closing date of the Tag-Along Transfer (the "PROPOSED TAG-ALONG CLOSING DATE") and (e) that either the Proposed Purchaser has been informed of the Tag-Along Right and has agreed to purchase Subject Equity in accordance with the terms hereof or that WorldCom or one or more of its named Affiliates will make such purchase. The Tag-Along Right may be exercised by any Holder of Subject Equity by delivery of a written notice to the Company ("TAG-ALONG NOTICE"), within 10 days of receipt of the Transfer Notice, indicating its election to exercise the Tag-Along Right the ("PARTICIPATING HOLDERS"). The Tag-Along Notice shall state the amount of Subject Equity that such Holder proposes to sell pursuant to its Tag-Along Right. Failure by any Holder to provide a Tag-Along Notice within the 10-day notice period shall be deemed to constitute an election by such Holder not to exercise its Tag-Along Right. The closing of the sale of any Subject Equity pursuant to the exercise of a Tag-Along Right shall occur concurrently with the closing of the Tag-Along Transfer, and WorldCom shall cause the closing of a Tag-Along Transfer to be conditioned upon the concurrent sale, in accordance with the terms hereof, by the Holders of all Subject Equity that they elect to sell pursuant to the exercise of their Tag-Along Right hereunder. Each Holder of Subject Equity that exercise its Tag-Along Right shall be made an express third party beneficiary of such closing condition.

     (b) Any Subject Equity purchased from the Holders pursuant to this Section
3.2 shall be paid for in the same type of consideration and at the same price per share, and upon the same terms and conditions, as made available to WorldCom or its Affiliates in the proposed Tag-Along Transfer. The price paid per Warrant shall be less the aggregate exercise price of such Warrant on the closing date for the Tag-Along Transfer. If the Subject Equity to be purchased includes securities of a type that is different from the shares of Capital Stock being sold by WorldCom or its Affiliates, the price to be paid for such securities shall be the Fair Market Value of such securities, and the consideration paid therefor may, at the election of WorldCom, be made in cash or in the same form of consideration as that paid to WorldCom or its proposed Affiliates by the Proposed Purchaser.

     (c) The purchaser of any Holder's Subject Equity pursuant to this Section
3.2 shall have the right to receive from such Holder customary representations and warranties with respect to ownership of such Subject Equity and customary instruments of transfer. A Holder shall be entitled to withdraw an exercise of its Tag-Along Right, and promptly receive a return of all of its Subject Equity, in the event the Tag-Along Transfer, and the purchase of such Holder's Subject Equity, does not occur with 10 Business Days after the Proposed Tag-Along Closing Date.

     3.3 DRAG-ALONG RIGHTS. If at any time prior to an Initial Public Equity Offering, WorldCom and/or any of its Affiliates determines to Transfer all of the Capital Stock of the Company owed by WorldCom and its Affiliates to a Person (other than WorldCom or any of its Affiliates) in a transaction resulting in a Warrant Change of Control, WorldCom (whether directly or through an Affiliate) shall have the right, but not the obligation, to require the Holders of Subject Equity to sell all of such Subject Equity to such transferee; PROVIDED that (a) the consideration to be received by the Holders of Subject Equity shall be the same amount (per share) and type of consideration as that received by WorldCom and its Affiliates and, in any event, shall be cash or freely transferable marketable securities, and (b) after giving effect to such transaction, WorldCom and its Affiliates shall not beneficially own, directly or indirectly, any Capital Stock of the Company or any rights to purchase Capital Stock of the Company. The price per Warrant to be paid by the proposed purchaser shall be less the aggregate exercise price of such Warrant as of the date of purchase. If the Subject Equity to be purchased pursuant to this Section 3.3 includes securities of a type that is different from the shares of Capital Stock being sold by WorldCom or its Affiliates, the price to be paid for such securities shall be the Fair Market Value of such securities. The purchaser of any Holder's Subject Equity pursuant to this Section 3.3 shall have the right to receive from such Holder customary representations and warranties with respect to ownership of such Subject Equity and customary instruments of transfer.

     Section 4. REGISTRATION PROCEDURES. In connection with the obligations of the Company with respect to any Registration Statement required to be filed pursuant to Section 2.1 or Section 2.2, the Company shall:

     (a) Prepare and file with the SEC a Registration Statement, within the relevant time period specified in Section 2.1 or 2.2, as applicable, on the appropriate form under the Securities Act, which form (i) shall be selected by the Company, (ii) shall be available for the sale of Included Securities by the selling Holders thereof in accordance with the requested methods of distribution, and (iii) shall comply as to form in all material respects with the requirements of the applicable form and include or incorporate by reference all financial statements required by the SEC to be filed therewith or incorporated by reference therein.

     (b) Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the time periods prescribed hereby; cause the related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

     (c) Notify the Holders of Included Securities, their counsel and the managing underwriter or underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment is to be filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules and exhibits but excluding documents incorporated by reference, if any), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation or threatening of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to (A) the suspension of the qualification or exemption from qualification of the Registration Statement or any of the Included Securities covered thereby for offer or sale in any jurisdiction, or (B) the initiation of any proceeding for such purpose, (iv) of the happening of any event, the existence of any condition or information becoming known that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of such Registration Statement, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will conform in all material respects with the requirements of the Securities Act and it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (v) of the Company's reasonable determination that a post-effective amendment to such Registration Statement would be appropriate.

     (d) Use every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Included Securities covered thereby for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

     (e) If reasonably requested by the managing underwriter or underwriters, if any, or the Holders of a majority of the Included Securities being sold in connection with an underwritten offering (only for registrations pursuant to Section 2.1 hereof), (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or such Holders reasonably request to be included therein to comply with applicable law, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

     (f) Furnish to each Holder of Included Securities who so requests and to counsel for the Holders of Included Securities and each managing underwriter, if any, without charge, upon request, one conformed copy of the Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and of all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including exhibits incorporated by reference).

     (g) Deliver to each Holder of Included Securities, their counsel and each underwriter, if any, without charge, as many copies of each Prospectus (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and, subject to the last paragraph of this
Section 4, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Holders of Included Securities and the underwriter or underwriters or agents, if any, in connection with the offering and sale of the Included Securities covered by such Prospectus and any amendment or supplement thereto.

     (h) Prior to any offering of Included Securities, to register or qualify, and cooperate with the Holders of Included Securities, the underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of, such Included Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the managing underwriter or underwriters reasonably request in writing, or, in the event of a non-underwritten offering, as the Holders of a majority of the Included Securities may request; provided, however, that where Included Securities are offered other than through an underwritten offering, the Company agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification (or exemption therefrom) effective during the period required hereunder for effectiveness of the Registration Statement and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the securities covered thereby; provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) become subject to taxation in any jurisdiction where it is not then so subject.

     (i) Cooperate with the Holders of Included Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Included Securities to be sold, which certificates shall not bear any restrictive legends whatsoever and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Included Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request at least two Business Days prior to any sale of Included Securities in a firm commitment underwritten public offering.

     (j) Subject to the right of the Company to effect a Suspension Period, upon the occurrence of any event contemplated by Section 4(c)(iv) or 4(c)(v) above (or immediately following the end of a Suspension Period), as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and, subject to Section 4(b) hereof, file such with the SEC so that, as thereafter delivered to the Holders of Included Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (k) Prior to the effective date of a Registration Statement, (i) provide the transfer agent and registrar for the Included Securities with certificates for such securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for such securities.

     (l) For an underwritten offering of Included Securities pursuant to Section
2.1 hereof, enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or disposition of such Included Securities, and in such connection (i) make such representations and warranties to the underwriter or underwriters, with respect to the business of the Company and the subsidiaries of the Company, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by companies to underwriters in underwritten offerings; (ii) use best efforts to obtain opinions of counsel to the Company and customary updates thereof, addressed to the underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) use best efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement, addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as reasonably requested by the managing underwriter or underwriters and as permitted by the Statement of Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain customary indemnification provisions and procedures with respect to the underwriters and the selling Holders of Included Securities.

     (m) Make available for inspection by a representative of the Holders of Included Securities being sold, any underwriter participating in any such disposition of Included Securities, if any, and any attorney or accountant retained by such representative of the Holders or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and the subsidiaries of the Company, and cause the officers, directors and employees of the Company and the subsidiaries of the Company to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement;

provided, however, that all material non-public information shall be kept confidential by such Inspector (and such Inspector shall be required to enter into a customary confidentiality agreement with the Company), except to the extent that (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in the Registration Statement or in any Prospectus; (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector, any underwriter of any Holder of Included Securities and arising out of, based upon, relating to or involving this Agreement or any of the transactions contemplated hereby or arising hereunder; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses
(ii) or (iii) of this sentence to permit the Company to obtain a protective order, or (iv) such information has been made generally available to the public by the Company or by a source other than the Inspectors.

     (n) Comply with all applicable rules and regulations of the SEC and make generally available to its security-holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Included Securities are sold to an underwriter or to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to an underwriter or to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of the relevant Registration Statement, which statements shall cover said 12-month periods.

     (o) Use its best efforts to cause all Included Securities relating to such Registration Statement to be listed on each securities exchange, if any, or on the National Market tier of The Nasdaq Stock Market on which similar securities issued by the Company are then listed.

     Each Holder of Included Securities as to which any registration is being effected agrees, as a condition to the registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such seller and the distribution of its Included Securities as the Company may, from time to time, reasonably request in writing to comply with the Securities Act and other applicable law. The Company may exclude from such registration the Included Securities of any Holder for so long as such Holder fails to furnish such information within a reasonable time after receiving such request.

     Each Holder of Included Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), or 4(c)(v) hereof, such Holder will forthwith discontinue disposition of such Included Securities covered by the Registration Statement or Prospectus (in the case of Section 4(c)(iii), in the affected jurisdiction(s) only) until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof), or until it is advised in writing (the "Advice") by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto, and, if so directed by the Company, such Holder will, at the Company's expense, deliver to the Company all copies, other than permanent file copies, then in such Holder's actual possession of the Prospectus covering such Included Securities current at the time of receipt of such notice; provided, however, that nothing herein shall create any obligation on the part of any Holder to undertake to retrieve or return any such Prospectus not within the actual possession of such Holder. In the event the Company shall give any such notice, the period of time for which a Registration Statement is required hereunder to be effective shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Included Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof or (y) the Advice.

     Section 5. INDEMNIFICATION AND CONTRIBUTION. (a) The Company shall indemnify and hold harmless each Holder of Included Securities, each underwriter who participates in an offering of Included Securities, their respective affiliates, each Person, if any, who controls any of such parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officers, employees and agents, as follows:

          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), covering Included Securities, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company (except as provided in Section 5(d) below); and

          (iii) from and against any and all expenses whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by such Holder, or any underwriter (except to the extent otherwise expressly provided in Section 5(c) hereof)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) of this Section 5(a);

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished in writing to the Company by such Holder or any underwriter with respect to such Holder or underwriter, as the case may be, expressly for use in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto). Any amounts advanced by the Company to an indemnified party pursuant to this Section 5 as a result of such losses shall be returned to the Company if it shall be finally determined by such a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification by the Company.

     (b) Each Holder of Included Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, each underwriter who participates in an offering of Included Securities and the other selling Holders and each of their respective directors, officers (including each officer of the Company who signed the Registration Statement), employees and agents and each Person, if any, who controls the Company, any underwriter or any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage and expense whatsoever described in the indemnity contained in Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder with respect to such Holder expressly for use in the Registration Statement (or any amendment thereto), or any such Prospectus (or any amendment or supplement thereto); provided, however, that no such Holder shall be liable for any claims hereunder in excess of the amount of net proceeds received by such Holder from the sale of Included Securities pursuant to any Registration Statement.

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have other than on account of this indemnity agreement and shall not relieve the indemnifying party from its obligation under this Section 5 unless materially prejudiced thereby. An indemnifying party may participate at its own expense in the defense of such action. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (such approval not to be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional written release in form and substance satisfactory to the indemnified parties of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

     (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel pursuant to Section 5(a)(iii) above, such indemnifying party agrees that it shall liable for any settlement of the nature contemplated by
Section 5(a)(ii) effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) If the indemnification provided for in Section 5(a) or (b) hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Holder on the other hand from the offering of the Warrants pursuant to the Purchase Agreement or (ii) if the allocation provided by the immediately preceding clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Holder on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative fault of the Company on the one hand and the Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Holders of the Included Securities agree that it would not be just and equitable if contribution pursuant to this Section 5(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 5(e). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon such untrue or alleged untrue statement or omission or alleged omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 5(e), each Person, if any, who controls a Holder of Registrable Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such other Person, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

     Section 6. MISCELLANEOUS.

     6.1 NO INCONSISTENT AGREEMENTS. Each of the Company (as to itself only) and WorldCom (as to itself and its Affiliates (other than the Company) only) represents and warrants to the Initial Purchasers and the Holders of Subject Equity that neither the Company nor WorldCom or any of its Affiliates is a party to any agreement which conflicts, or is inconsistent, with the rights granted to the Holders of Subject Equity in this Agreement. Neither the Company nor WorldCom shall, and WorldCom shall not permit any of its Affiliates to, after the date hereof, enter into any agreement that in any manner conflicts, or is inconsistent, with the rights granted to the Holders of Subject Equity hereunder.

     6.2 AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the prior written consent of holders of Registrable Securities then outstanding representing not less than a majority of the Registrable Securities. For purposes of the foregoing sentence, outstanding Warrants shall be deemed to equal that number of Registrable Securities for which such Warrant would then be exercisable (assuming all conditions to exercise were satisfied and the exercise price was paid for entirely in cash). Notwithstanding the foregoing, Sections 3 and 5 hereof and this Section 6.2 may not be amended, modified or supplemented without the prior written consent of each Holder (including any Person who was a Holder of Included Securities disposed of pursuant to any Registration Statement) of Subject Equity. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders of Included Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities or Subject Equity may be given by the Holders of not less than a majority of the Included Securities proposed to be sold by such Holders pursuant to such Registration Statement.

     6.3 NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class postage pre-paid mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address of such Holder as set forth in the register for the Warrants or the Warrant Shares, as applicable; and (ii) if to the Company, at the address set forth below the Company's name on the signature pages hereto, or such other address notice of which is given to the Holders in accordance with the provisions of this Section 6.3. A copy of any notice to the Company shall also be delivered to Willkie Farr & Gallagher, One Citicorp Center, 153 E. 53rd Street, New York, NY 10022, Attention: Daniel D. Rubino, Esq. (or such other address for such firm notice of which is given in accordance with the provisions of this Section 6.3).

     All such notices and communications shall be deemed to have been received: if personally delivered, at the time delivered by hand; if mailed first-class postage prepaid mail, five Business Days after being deposited in the mail; if telexed or telecopied, when answered back received; and if delivered to an air courier guaranteeing overnight delivery, on the next Business Day.

     6.4 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. Any Subject Equity acquired by a transferee shall be held subject to all of the terms of this Agreement, and by taking and holding such Subject Equity such transferee shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement (including without limitation Sections 3, 4 and 5) and such transferee shall be entitled to receive the benefits hereof.

     6.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     6.6 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.7 GOVERNING LAW; JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     6.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

     6.9 ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement and the Warrant Agreement, is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, the Purchase Agreement and the Warrant Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

     6.10 ATTORNEYS' FEES. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     6.11 SECURITIES HELD BY THE COMPANY OR ITS AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of securities is required hereunder, Subject Equity held by the Company or by any of its Affiliates shall not be counted (in either the numerator or the denominator) in determining whether such consent or approval was given by the Holders of such required percentage.

     6.12 REMEDIES. In the event of a breach by the Company or WorldCom of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Each of the Company and WorldCom agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either the Company or WorldCom of any of the provisions of this Agreement.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                            WAM!NET INC.


                                            By: /s/ Edward J. Driscoll III
                                               -------------------------------
                                            Name:   Edward J. Driscoll III
                                                 -----------------------------
                                            Title:  President and CEO
                                                  ----------------------------

                                            Address for Notices:
                                            6100 West 110th Street
                                            Minneapolis, Minnesota 55438
                                            Attn:  Chief Executive Officer
                                            Facsimile No.:  (612) 885-0687
                                            Telephone No.:  (612) 886-5100



                                            WORLDCOM INC.


                                            By: /s/ K. William Grothe, Jr.
                                               -------------------------------
                                            Name:   K. William Grothe, Jr.
                                                 -----------------------------
                                            Title:  Vice President
                                                  ----------------------------

                                            Address for Notices:
                                            515 East Amite Street
                                            Jackson, Mississippi 39201
                                            Facsimile No.: (601) 974-8233
                                            Telephone No.: (601) 360-8600

                                          MERRILL LYNCH, PIERCE,
                                          FENNER & SMITH INCORPORATED


                                          By: /s/ Barbara Daniel
                                             -------------------------------
                                          Name:   Barbara Daniel
                                               -----------------------------
                                          Title:  Vice President
                                                ----------------------------

                                          Address for Notices:
                                          Merrill Lynch World Headquarters
                                          World Financial Center
                                          North Tower
                                          New York, New York 10281-1305
                                          Facsimile No.:      (212) 449-8983
                                          Telephone No.:      (212) 449-1000

                                          CREDIT SUISSE FIRST BOSTON CORPORATION


                                          By: /s/ J. Peter Beckett
                                             ----------------------------
                                          Name:   J. Peter Beckett
                                               --------------------------
                                          Title:  Director
                                                -------------------------

                                          Address for Notices:
                                          11 Madison Avenue
                                          New York, New York 10010-3629
                                          Facsimile No.:      (212) 325-8278
                                          Telephone No.:      (212) 325-2107

                                          FIRST CHICAGO CAPITAL MARKETS, INC.


                                          By: /s/ Abel Mojica
                                             ----------------------------
                                          Name:   Abel Mojica
                                               --------------------------
                                          Title:  Associate
                                                -------------------------

                                          Address for Notices:
                                          One First National Plaza
                                          Mail Suite 0701
                                          Chicago, Illinois 50570-0324
                                          Facsimile No.:      (312) 336-4500
                                          Telephone No.:      (312) 732-3538